SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 26, 1996

                           VACATION BREAK U.S.A., INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                           ---------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                  0-27270                           59-2581811
         -----------------------         ---------------------------------
         (COMMISSION FILE NUMBER         (IRS EMPLOYER IDENTIFICATION NO.)

                           VACATION BREAK U.S.A., INC.
                             6400 N. ANDREWS AVENUE
                                 PLAZA SUITE 200
                            FORT LAUDERDALE, FLORIDA              33309
         -----------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)     (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 351-8500

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ITEM 5.  OTHER EVENTS

         Vacation Break U.S.A., Inc. (the "Company') announced the execution of a definitive agreement providing for the merger of subsidiaries of the Company with a group of companies affiliated with Jim Lambert (the "Lambert Entities"). The Lambert Entities are engaged in the business of developing, marketing, financing vacation ownership interests in premium resort properties in Virginia and Florida. If the merger is consummated, the Company will issue an aggregate of 21,000,000 shares of its common stock, and Mr. Lambert will become the Chief Executive Officer and majority shareholder of the Company. Consummation of the merger is subject to several conditions, including the completion of satisfactory due diligence on or before December 16, 1996, approval by the shareholders of the Company, receipt by the Board of Directors of the Company of a fairness opinion from Montgomery Securities and certain governmental and regulatory approvals. The Company currently has approximately 9 million shares of its common stock outstanding.

         The Lambert Entities are one of the largest private developers and operators of timeshare resorts in North America. The Lambert Entities currently market timeshares at 12 resorts, including resorts in Fort Lauderdale, Orlando, Delray Beach, Pompano Beach, Hollywood, and North Miami Beach, Florida and various properties in Virginia.

         The Company develops, markets, finances, and operates vacation ownership interests in premium resort properties in Florida and hotel interests in the Bahamas. Resorts include Sea Gardens Beach & Tennis Resort (Pompano Beach, Florida), Vacation Break Resort at Star Island (Orlando, Florida), and Port Lucaya Resort & Yacht Club (Freeport, Bahamas).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)      Exhibits

                  10.1 Agreement and Plan of Merger, dated as of November 26, 1996, among Vacation Break U.S.A., Inc., Vacation Break Merger I Corp., Vacation Break Merger II Corp., Vacation Break Merger III Corp., Vacation Break Merger IV Corp., Williamsburg Plantation, Inc., Westview Resorts Corporation, Ocean Ranch Development Inc., The Berkley Group, Inc. and all the Shareholders of Williamsburg Plantation, Inc., Westview Resorts Corporation, Ocean Ranch Development Inc., and The Berkley Group, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VACATION BREAK U.S.A., INC.

Date:  December 4, 1996               By:/s/ HENRY M. CAIRO
                                         ------------------
                                         Henry M. Cairo, Chief Financial Officer
                                         and Chief Operating Officer

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